Exhibit 99.1

For Immediate Release

Local.com Discloses Spreebird Revenue Recognition Policy

Daily Deals Revenue to be Reported Net of Merchant Revenue Share

IRVINE, Calif., Oct. 3, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today announced that it will report revenue from its Spreebird daily deals business net of the merchant revenue share.

Daily deals is a relatively new industry and there has not been consistency in practice in recording revenue either net of merchant revenue share (as an agent) or gross (as a principal). Based on U.S. GAAP, the determination of whether a company functions as principal or agent requires judgment with respect to several factors that are indicators of either gross or net revenue reporting.

Based on a careful consideration of these factors the company has concluded that revenue should be recorded net of merchant revenue share (net revenue) since our Spreebird daily deals business generally acts as an agent to connect merchants with online consumers. The company’s previously issued guidance for the third and fourth quarter 2011 incorporated Spreebird revenue based on revenue being recorded gross and the merchant revenue share recorded as a component of cost of sales (gross revenue). Prior to the acquisition of Screamin’ Media Group, Inc. in July 2011, the company did not have significant revenue from its Spreebird daily deals business.

The net revenue basis of revenue recognition is expected to have no effect on projected net loss or cash flow from operating activities.

The company will provide financial results for the third quarter both net of merchant revenue share and inclusive of merchant revenue share in order to provide a basis for comparison against guidance. Results and guidance for all future periods, including third quarter 2011, will be reported consistent with the new revenue recognition practices on a net of merchant revenue share basis.

About Local.com®

Local.com Corporation (NASDAQ:LOCM), a leading online local media company, enables brick-and-mortar businesses to connect with online customers using a variety of digital marketing products. The company reaches more than 20 million consumers each month on the flagship Local.com website, approximately 1,500 regional media sites and more than 100,000 geo-category websites. The company distributes daily deals to hundreds of thousands of email subscribers in 14 markets via Spreebird, rich media ads via Rovion.com, and real-time product inventory information from more than 60,000 retailers nationwide via Krillion.com. To advertise, or for more information, visit: http://www.local.com/.

Forward Looking Statements

This press release contains forward looking statements that involve risks and uncertainties concerning Local.com Corporation’s expected financial performance, as well as Local.com’s strategic and operational plans. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, our advertising partners paying less RPC and revenues to us for our search results, our ability to adapt our business following shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of our social buying business, our Krillion business and our Rovion business, as well as any other businesses we may acquire, including our newly acquired Screamin Daily Deals business, our ability to successfully expand our Spreebird business into new markets, including through acquisitions, such as the Screamin Daily Deals acquisition, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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Investor Relations Contact:

Brinlea C. Johnson

The Blueshirt Group

212-331-8424

brinlea@blueshirtgroup.com

Media Relations Contact:

Cameron Triebwasser

Local.com

949-789-5223

ctriebwasser@local.com